Exhibit 99.1

JFrog Announces First Quarter 2024 Results

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Total Revenues of $100.3 million; up 26% Year-over-Year
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Cloud Revenues up 47% in 1Q24; driven by customer usage
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Customers with ARR Greater Than $1 million Reached 40, up 90% Year-over-Year
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Enterprise+ Subscription Revenues Equaled $49 million; up 39% Year-over-Year

Sunnyvale, Calif., May 9, 2024 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its first quarter ended March 31, 2024.

“The landscape of DevOps and security is undergoing dramatic change, and I'm thrilled about the future prospects for JFrog. Our platform's evolution into a comprehensive solution spanning DevOps, DevSecOps, MLOps and MLSecOps sets a new standard in enterprise capabilities,” stated Shlomi Ben Haim, JFrog CEO and Co-founder. “Q1 was another quarter of strong execution as we exceeded the high-end of our guidance measures. Growth in adoption of JFrog Platform subscriptions - across multiple verticals and geographies - highlights the need within organizations for a unified Software Supply Chain Platform.”

First Quarter 2024 Financial Highlights

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Revenue for the first quarter of 2024 equaled $100.3 million, up 26% year-over-year.
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GAAP Gross Profit was $79.7 million; GAAP Gross Margin was 79.5%.
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Non-GAAP Gross Profit was $85.3 million; Non-GAAP Gross Margin was 85.1%.
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GAAP Operating Loss was ($16.6) million; GAAP Operating Margin was (16.6%).
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Non-GAAP Operating Income was $14.1 million; Non-GAAP Operating Margin was 14.0%.
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GAAP Net Loss Per Share was ($0.08); Non-GAAP Diluted Earnings Per Share was $0.16.
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Operating Cash Flow was $17.5 million; Free Cash Flow of $16.6 million.
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Cash, Cash Equivalents and Investments were $579.6 million as of March 31, 2024.
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Remaining performance obligations were $261.7 million as of March 31, 2024.

Recent Business & Product Highlights

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Cloud revenue equaled $36.9 million during the first quarter of 2024, an increase of 47% year-over-year. Cloud revenue represented 37% of total revenue, compared to 31% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 118%.
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Customers with greater than $100K ARR increased to 911, compared with 785 in the year-ago period.
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Customers with greater than $1 million ARR increased to 40, up from 21 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 49% of total revenue during the first quarter of 2024 versus 44% in the year-ago period.
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Announced MLflow and Qwak MLOps platform integrations to bring model development and packages in the software supply chain.
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Announced partnership with Carahsoft to enhance public sector channel sales.

Second Quarter and Fiscal Year 2024 Outlook

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Second Quarter 2024 Outlook:
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Revenue between $103 million and $104 million
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Non-GAAP operating income between $13 million and $14 million
o
Non-GAAP net income per diluted share between $0.13 and $0.15, assuming approximately 116 million weighted average diluted shares outstanding
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Fiscal Year 2024 Outlook:
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Revenue between $425.5 million to $429.5 million
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Non-GAAP operating income between $56 million and $58 million
o
Non-GAAP net income per diluted share between $0.59 and $0.61, assuming approximately 116 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s First Quarter 2024 Financial Results Conference Call
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Date: Thursday, May 9, 2024
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to create a world of software delivered without friction from developer to device. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. The integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the second quarter and for the full year of 2024, expectations regarding the market and revenue potential for JFrog Artifactory, JFrog Xray, JFrog Distribution, JFrog Connect, JFrog Curation, and JFrog Advanced Security, including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Software Supply Chain Platform” to our customers’ infrastructure, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in binary management within MLOps/MLSecOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to successfully integrate acquisitions into our business operations, including the JFrog Platform, and realize anticipated benefits and synergies from such acquisitions, our ability to contribute data to global security standards bodies, and our ability to innovate and meet market demands and the software supply chain needs of our customers. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2023, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Subscription—self-managed and SaaS	$95,406	$74,543
License—self-managed	4,905	5,277
Total subscription revenue	100,311	79,820
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	20,459	18,203
License—self-managed(3)	145	218
Total cost of revenue—subscription	20,604	18,421
Gross profit	79,707	61,399
Operating expenses:
Research and development(1)(2)	35,832	34,886
Sales and marketing(1)(2)(3)	43,571	35,486
General and administrative(1)(2)	16,940	14,240
Total operating expenses	96,343	84,612
Operating loss	(16,636)	(23,213)
Interest and other income, net	7,087	3,992
Loss before income taxes	(9,549)	(19,221)
Income tax expense (benefit)	(759)	1,588
Net loss	$(8,790)	$(20,809)

Net loss per share - basic and diluted	$(0.08)	$(0.21)
Weighted-average shares used in computing net loss per share, basic and diluted	107,025	101,261

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$3,092	$2,196
Research and development	9,667	7,172
Sales and marketing	9,813	6,473
General and administrative	4,714	4,071
Total share-based compensation expense	$27,286	$19,912

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$4	$5
Research and development	488	2,935
Sales and marketing	32	70
General and administrative	2	76
Total acquisition-related costs	$526	$3,086

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,386	$2,387
Cost of revenue: license—self-managed	145	218
Sales and marketing	358	358
Total amortization of acquired intangible assets	$2,889	$2,963

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$71,385	$84,765
Short-term investments	508,229	460,245
Accounts receivable, net	66,570	76,437
Deferred contract acquisition costs	11,869	11,378
Prepaid expenses and other current assets	17,569	12,976
Total current assets	675,622	645,801
Property and equipment, net	6,473	6,663
Deferred contract acquisition costs, noncurrent	17,727	18,032
Operating lease right-of-use assets	20,323	22,427
Intangible assets, net	22,879	25,768
Goodwill	247,955	247,955
Other assets, noncurrent	6,101	5,910
Total assets	$997,080	$972,556
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,247	$16,970
Accrued expenses and other current liabilities	39,597	35,815
Operating lease liabilities	8,135	8,272
Deferred revenue	198,240	201,118
Total current liabilities	260,219	262,175
Deferred revenue, noncurrent	12,972	12,987
Operating lease liabilities, noncurrent	11,705	13,954
Other liabilities, noncurrent	4,382	4,317
Total liabilities	289,278	293,433
Shareholders’ equity:
Ordinary shares	303	297
Additional paid-in capital	1,006,865	968,245
Accumulated other comprehensive income (loss)	(144)	1,013
Accumulated deficit	(299,222)	(290,432)
Total shareholders’ equity	707,802	679,123
Total liabilities and shareholders’ equity	$997,080	$972,556

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,790)	$(20,809)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,799	3,847
Share-based compensation expense	27,286	19,912
Non-cash operating lease expense	2,104	2,022
Net amortization of premium or discount on investments	(2,008)	(1,288)
Losses (gains) on foreign exchange	253	(367)
Changes in operating assets and liabilities:
Accounts receivable	9,781	(838)
Prepaid expenses and other assets	(4,032)	(3,114)
Deferred contract acquisition costs	(186)	(793)
Accounts payable	(2,516)	(1,086)
Accrued expenses and other liabilities	(3,213)	410
Operating lease liabilities	(2,116)	(1,737)
Deferred revenue	(2,893)	2,712
Net cash provided by (used in) operating activities	17,469	(1,129)
Cash flows from investing activities:
Purchases of short-term investments	(164,703)	(123,216)
Maturities and sales of short-term investments	118,623	114,326
Purchases of property and equipment	(841)	(266)
Net cash used in investing activities	(46,921)	(9,156)
Cash flows from financing activities:
Proceeds from exercise of share options	6,846	1,156
Proceeds from employee share purchase plan	4,494	3,499
Proceeds from employee equity transactions, net of payments to tax authorities	5,255	297
Net cash provided by financing activities	16,595	4,952
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(523)	84
Net decrease in cash, cash equivalents, and restricted cash	(13,380)	(5,249)
Cash, cash equivalents, and restricted cash—beginning of period	84,777	45,607
Cash, cash equivalents, and restricted cash—end of period	$71,397	$40,358
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$71,385	$40,346
Restricted cash included in prepaid expenses and other current assets	12	12
Total cash, cash equivalents, and restricted cash	$71,397	$40,358

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$79,707	$61,399
Plus: Share-based compensation expense	3,092	2,196
Plus: Acquisition-related costs	4	5
Plus: Amortization of acquired intangibles	2,531	2,605
Non-GAAP gross profit	$85,334	$66,205
GAAP gross margin	79.5%	76.9%
Non-GAAP gross margin	85.1%	82.9%

Reconciliation of operating expenses
GAAP research and development	$35,832	$34,886
Less: Share-based compensation expense	(9,667)	(7,172)
Less: Acquisition-related costs	(488)	(2,935)
Non-GAAP research and development	$25,677	$24,779

GAAP sales and marketing	$43,571	$35,486
Less: Share-based compensation expense	(9,813)	(6,473)
Less: Acquisition-related costs	(32)	(70)
Less: Amortization of acquired intangibles	(358)	(358)
Non-GAAP sales and marketing	$33,368	$28,585

GAAP general and administrative	$16,940	$14,240
Less: Share-based compensation expense	(4,714)	(4,071)
Less: Acquisition-related costs	(2)	(76)
Non-GAAP general and administrative	$12,224	$10,093

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(16,636)	$(23,213)
Plus: Share-based compensation expense	27,286	19,912
Plus: Acquisition-related costs	526	3,086
Plus: Amortization of acquired intangibles	2,889	2,963
Non-GAAP operating income	$14,065	$2,748
GAAP operating margin	(16.6)%	(29.1)%
Non-GAAP operating margin	14.0%	3.4%

Reconciliation of net income (loss)
GAAP net loss	$(8,790)	$(20,809)
Plus: Share-based compensation expense	27,286	19,912
Plus: Acquisition-related costs	526	3,086
Plus: Amortization of acquired intangibles	2,889	2,963
Plus: Income tax effects	(3,938)	778
Non-GAAP net income	$17,973	$5,930
Net income per share - basic	$0.17	$0.06
Net income per share - diluted	$0.16	$0.06
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	107,025	101,261
Add: Dilutive ordinary share equivalents	7,580	5,597
Non-GAAP weighted-average shares used to compute net income per share - diluted	114,605	106,858

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$17,469	$(1,129)
Less: purchases of property and equipment	(841)	(266)
Free cash flow	$16,628	$(1,395)